EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-170863 on Amendment No. 1 to Form S-1 of TIB Financial Corp. of our report dated March 31, 2010, with respect to the consolidated financial statements of TIB Financial Corp., which is included in the Annual Report on Form 10-K of TIB Financial Corp. for the year ended December 31, 2009, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

December 15, 2010